UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 14, 2007

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

            Maryland                                               0-24566-01                                    36-4460265

       (State or other jurisdiction                  (Commission File No.)                (IRS Employer
                 jurisdiction of incorporation)                                                    Identification Number)

    800 West Madison Street, Chicago, Illinois                                                                  60607

    (Address of principal executive offices)                            (Zip Code)

    Registrant's telephone number, including area code:    (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2007, MB Financial, Inc. (the “Company”) and Mitchell Feiger, the Company’s President and Chief Executive Officer, entered into a new employment agreement which replaces his prior employment agreement with the Company dated March 19, 2003.  That same day, MB Financial Bank, N.A., a wholly owned subsidiary of the Company (the “Bank”), entered into: (i) amendments of existing change in control severance agreements with each of Jill E. York, Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank, Thomas D. Panos, President and Chief Commercial Banking Officer of the Bank, and Thomas P. FitzGibbon, Jr., Executive Vice President of the Bank; (ii) new change in control severance agreements with each of Larry J. Kallembach, Senior Vice President and Chief Information Officer of the Bank, and Brian Wildman, Senior Vice President and Head of Wealth Management of the Bank, which replace existing change in control severance agreements; and (iii) change in control severance agreements with each of Rosemarie Bouman, Executive Vice President, Administration of the Bank, and Susan Peterson, Chief Retail Banking Officer of the Bank.  In addition, on December 14, 2007, the Company entered into tax gross up agreements with each of Messrs. Kallembach and Wildman and Ms. Bouman and Ms. Peterson.  These agreements and amendments are described briefly below.  These agreements and amendments are filed as exhibits to this Form 8-K.

New Employment Agreement with Mr. Feiger.   Like his prior employment agreement, Mr. Feiger’s new employment agreement provides for a three-year term that is extended by one day on a daily basis (so that the term of the agreement is always three years) unless the Company gives notice that the extensions will cease.  The new employment agreement entitles Mr. Feiger to an annual base salary of not less than his current base salary of $600,000.  Under the new employment agreement, Mr. Feiger will be eligible to earn an annual cash bonus, at target, equal to not less than 60% of his base salary, with the possibility of earning less or more than that amount depending on the level of achievement of performance criteria established by the Company’s Board of Directors or the Organization and Compensation Committee (the “Committee”) of the Company’s Board of Directors.  Mr. Feiger is also eligible to receive discretionary bonuses, if any, as the Board or Committee may award him.

Like the prior employment agreement, the new employment agreement entitles Mr. Feiger to participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank, including but not limited to, payment by the Company of certain club dues and the use of a company car, and to long-term disability coverage and benefits as in effect on the date of the new employment agreement, to the extent available at reasonable cost.  The new employment agreement also provides that on each December 31st during the term of the agreement (starting December 31, 2007), provided that he is then employed by the Company, Mr. Feiger will receive a fully-vested employer contribution to his account under the Company’s non-stock non-qualified deferred compensation plan in an amount equal to 20% of his base salary then in effect (the “Deferred Compensation Contribution”).  The Deferred Compensation Contribution provision was made a part of Mr. Feiger’s new employment agreement primarily in consideration of new restrictive covenants applicable to Mr. Feiger following the termination of his employment and for changes in the termination payments under the new employment agreement compared with those under the prior employment agreement, as discussed below.

The new employment agreement provides that Mr. Feiger is to be considered for annual awards of stock options and/or other stock-based awards under the Company’s Amended and Restated Omnibus Incentive Plan, with the expectation that his awards will have a value on the date of grant, at target, equal to 100% of his salary earned for the preceding calendar year.  The mix and terms and conditions of Mr. Feiger’s awards generally will be the same as the awards made at the same time to the other senior officers of the Company.  Each stock option granted to Mr. Feiger will have a term of ten years (or such other period as applies under the terms of stock options granted at the same time to other senior officers) and may be subject to a vesting schedule, provided that any such vesting will continue following an “involuntary termination” (as defined below) of Mr. Feiger’s employment and will accelerate in the event of Mr. Feiger’s death or disability or in the event of a “change in control” (as defined below) if the unvested portion of the stock option would otherwise terminate, in whole or in part, by reason of the change in control.  All stock options which have vested at the time of termination of Mr. Feiger’s employment will remain exercisable for one year (but not beyond the option expiration date), and any stock options that vest following an involuntary termination of Mr. Feiger’s employment will remain exercisable for one year following the vesting date (but not beyond the option expiration date).  Notwithstanding the foregoing, any outstanding stock option awarded to Mr. Feiger (vested or unvested) will be forfeited in the event his employment is terminated for cause or due to specified misconduct on his part under the federal banking laws.

Similar to the prior employment agreement, the term “involuntary termination” is defined in the new employment agreement to include termination of Mr. Feiger’s employment by the Company (other than for cause or due to death, disability or specified misconduct on his part under the federal banking laws) without his consent, or by Mr. Feiger following a material reduction of or interference with his duties, responsibilities or benefits without his consent or within 90 days after he receives written notice from the Company that the term of the agreement will not be extended (referred to below as a “Non-Extension Termination”), provided that Mr. Feiger has given timely and proper notice to the Company and the Company does not timely cure the circumstances giving Mr. Feiger the right to terminate.

The term “change in control” is defined in the new employment agreement to mean the occurrence of any of the following: (i) any person becomes the beneficial owner of 35% or more of the voting stock of the Company or the Bank; (ii) individuals who were directors of the Company on the date of the new employment agreement (referred to as the “incumbent board”) cease to represent a majority of the Board of Directors, except to the extent new directors are supported by the incumbent board; (iii) consummation of a reorganization, merger or consolidation of the Company or the Bank, other than, in the case of the Company, a transaction where the Company’s stockholders prior to the transaction hold more than 60% of the outstanding shares of the resulting entity following the transaction, or, in the case of the Bank, a transaction where the Company owns more than 50% of the outstanding securities of the resulting institution; or (iv) consummation of a sale of all or substantially all of the assets of the Company or the Bank or approval by the stockholders of the Company or the Bank of a plan of complete liquidation of the Company or the Bank.

The new employment agreement provides that if Mr. Feiger is involuntarily terminated prior to and not in connection with a change in control, then:

(1)
He will receive monthly payments equal to the sum of one-twelfth of his then-current base salary, one-twelfth of the average annual cash incentive bonuses received by him for the two full calendar years preceding the date of termination, and one-twelfth of the amount of the Deferred Compensation Contribution that he otherwise would have received on the next December 31st, based on his then-current base salary. These payments will continue until the end of the agreement’s term unless the involuntary termination is a Non-Extension Termination, in which case the payments will continue for 18 months after the date of termination.  Under his prior employment agreement, the monthly payments to Mr. Feiger following a termination of his employment under these circumstances did not include an amount for the Deferred Compensation Contribution, and the monthly payments following a Non-Extension Termination continued for 12 months.

(2)
Mr. Feiger will, for himself, his spouse and his eligible dependents, continue to receive health benefit coverage generally at the Company’s sole cost, other than co-payments and deductibles, and on terms as favorable to him as to other executive officers of the Company, until he becomes eligible for Medicare benefits (and for his spouse until the date that is seven months after he becomes eligible for Medicare benefits).  In the event of Mr. Feiger’s death prior to becoming eligible for Medicare benefits, his surviving spouse and eligible dependents will receive the Company-provided health benefits described above until seven months after the date on which Mr. Feiger would have been eligible for Medicare benefits if he had survived.  After Mr. Feiger becomes eligible for Medicare benefits, he may elect to continue receiving the health benefits described above at his sole cost for the remainder of his lifetime.  This continuation of health benefit coverage, which is essentially the same health benefit coverage continuation as was provided for under Mr. Feiger’s prior employment agreement, is referred to below as the “Post-Employment Health Benefit.”

(3)
Mr. Feiger will receive all other accrued but unpaid amounts to which he is entitled under the agreement, including any unpaid salary, bonus, expense reimbursements and vested employee benefits.  These amounts are referred to below as “Accrued Compensation.”

The new employment agreement provides that if Mr. Feiger is involuntarily terminated in connection with or following a change in control, then:

(1)	He will receive any Accrued Compensation and the Post-Termination Health Benefit.

(2)
If the involuntary termination occurs in connection with or within 18 months after a change in control, he also will receive a lump sum amount in cash equal to three times the sum of his then current base salary and target annual bonus (60% of his then current base salary) plus an amount equal to the present value of the annual Deferred Compensation Contributions that otherwise would have been credited to Mr. Feiger pursuant to the agreement on each subsequent December 31st until the later of three years after the date of termination of employment or December 31st of the calendar year in which Mr. Feiger would attain age 60.

By contrast, Mr. Feiger’s prior employment agreement provided that if his employment were involuntarily terminated in connection with or following a change in control, he would have received, in addition to any Accrued Compensation and substantially the same Post-Termination Health Benefit, a lump sum payment equal to 299% of his “base amount” (as defined in Section 280G of the Internal Revenue Code) of compensation, plus, if he offered to continue to work in his present position but that offer were rejected by the Company or its successor, monthly payments (not to exceed $1,500,000 in the aggregate) equal to the sum of one-twelfth of his then-current base salary and one-twelfth of the average annual cash bonuses received by him for the two full calendar years preceding the date of termination.  These payments would have continued for the lesser of the remaining term of the agreement and 18 months after the date of termination and been subject to reduction by the amount of any earned income from providing services to another company during the payment period.

Mr. Feiger’s existing tax gross up agreement with the Company dated November 3, 2004 was not modified in connection with the new employment agreement and remains in effect.  The tax gross up agreement provides that if Mr. Feiger becomes entitled to receive payments or benefits in connection with a change in control, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount (referred to as a “gross up payment”) that will offset on an after tax basis, the effect of any excise tax consequently imposed upon him under Section 4999 of the Internal Revenue Code.

Like the prior employment agreement, the new employment agreement provides that if Mr. Feiger voluntarily terminates his employment for a reason that does not constitute “involuntary termination,” if the Company terminates Mr. Feiger’s employment after he has been disabled for one year, or if Mr. Feiger’s employment terminates due to death, then in any such case the Company’s only obligations under the agreement will be the payment of any Accrued Compensation and provision of the Post-Employment Health Benefit (to Mr. Feiger’s surviving spouse and eligible dependents, if the termination is due to Mr. Feiger’s death).  As under the prior employment agreement, under the new employment agreement, if Mr. Feiger’s employment is terminated for cause or for specified misconduct on his part under the federal banking laws, the Company’s only post-termination obligation under the agreement will be the payment of any Accrued Compensation.

Unlike the prior employment agreement, the new employment agreement imposes non-competition and non-solicitation covenants that will apply for one year following the termination of Mr. Feiger’s employment for any reason.  If Mr. Feiger breaches these covenants following an involuntary termination of his employment, the Company will be entitled to recover any amounts paid to him as a result of that termination.

Amendments to Change in Control Severance Agreements with Ms. York and Messrs. Panos and FitzGibbon.   Each of Ms. York and Messrs. Panos and FitzGibbon entered into a change in control severance agreement with the Bank in 2002 which provides that if a change in control of the Company or the Bank occurs, and within 24 months thereafter the executive’s employment is involuntarily terminated without just cause or the executive voluntarily terminates his or her employment for good reason (defined generally as a specified reduction in the executive’s duties, responsibilities or benefits), he or she will be entitled to receive the following severance benefits:

(1)	a lump sum amount in cash equal to the executive’s annual base salary multiplied by two plus the executive’s average annual bonus over the last two complete fiscal years multiplied by two;

(2)
immediate vesting of all of the executive’s benefits under all non-qualified retirement plans of the Bank and its affiliates in which the executive participates, subject, in the case of stock options, to the terms of the plan under which they were granted; and

(3)
continuation of health, dental, long-term disability and group term life insurance coverage at the same premium cost to the executive until the second anniversary of the executive’s termination date without regard to the federal income tax consequences of that continuation, subject to earlier discontinuation if the executive receives substantially similar benefits from a subsequent employer.

The change in control severance agreements with Ms. York and Messrs. Panos and FitzGibbon were amended on December 14, 2007 primarily to conform the definition of the term “change in control” contained in their change in control severance agreements with the definition of that term in Mr. Feiger’s new employment agreement as described above, except that, consistent with the original terms of these change in control severance agreements, a reorganization, merger or consolidation involving the Company will constitute a change in control if the Company’s stockholders following the transaction own less than 70% (compared to 60% in Mr. Feiger’s employment agreement) of the outstanding shares of the resulting entity following the transaction. Each of Ms. York and Messrs. Panos and FitzGibbon also is a party to a tax gross up agreement with the Company dated November 3, 2004 that is substantially identical to the tax gross up agreement with Mr. Feiger as described above.  The tax gross up agreements with Ms. York and Messrs. Panos and FitzGibbon were not modified in connection with the amendments to their change in control severance agreements and remain in effect.

New Change in Control Severance Agreements with Messrs. Kallembach and Wildman and Change in Control Severance Agreements with Ms. Bouman and Peterson.  The new change in control severance agreements with Messrs. Kallembach and Wildman and the change in control severance agreements with Ms. Bouman and Ms. Peterson provide for the same severance payments and benefits under the same circumstances as are provided under the amended change in control severance agreements with Ms. York and Messrs. Panos and FitzGibbon, except that the definition of the term “change in control” in the agreements with Messrs. Kallembach and Wildman and Ms. Bouman and Ms. Peterson is identical to the definition of that term in Mr. Feiger’s new employment agreement.  Messrs. Kallembach’s and Wildman’s prior change in control severance agreements with the Bank provided for the same types of benefits payable under their new change in control severance agreements, except that the lump sum payment was equal to one (rather than two) times their annual base salaries and average annual bonuses for the preceding two fiscal years, and the continuation of health, dental, long-term disability and group term life insurance coverage was for one year (rather than two years) following termination of their employment.  The prior change in control severance agreements were entered into before Messrs. Kallembach and Wildman attained executive officer status as a result of their promotion to the Company’s management committee, and the severance benefits under their new change in control severance agreements are the same as those provided to each other management committee member who has a change in control severance agreement with the Bank.

The tax gross up agreements entered into with Messrs. Kallembach and Wildman and Ms. Bouman and Ms. Peterson are substantially the same as the existing tax gross up agreements with Mr. Feiger, Ms. York and Messrs. Panos and FitzGibbon, as described above.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Employment Agreement, dated December 14, 2007, between Mitchell Feiger and MB Financial, Inc.

10.2	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated February 19, 2002 between Jill E. York and MB Financial Bank, N.A.

10.3	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated February 19, 2002 between Thomas D. Panos and MB Financial Bank, N.A.

10.4	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated January 4, 2002 between Thomas P. FitzGibbon, Jr. and MB Financial Bank, N.A.

10.5	Change in Control Severance Agreement dated December 14, 2007 between Larry J. Kallembach and MB Financial Bank, N.A.

10.6	Change in Control Severance Agreement dated December 14, 2007 between Brian Wildman and MB Financial Bank, N.A.

10.7	Change in Control Severance Agreement dated December 14, 2007 between Rosemarie Bouman and MB Financial Bank, N.A.

10.8	Change in Control Severance Agreement dated December 14, 2007 between Susan Peterson and MB Financial Bank, N.A.

10.9	Tax Gross Up Agreement dated December 14, 2007 between Larry J. Kallembach and MB Financial, Inc.

10.10	Tax Gross Up Agreement dated December 14, 2007 between Brian Wildman and MB Financial, Inc.

10.11	Tax Gross Up Agreement dated December 14, 2007 between Rosemarie Bouman and MB Financial, Inc.

10.12 Tax Gross Up Agreement dated December 14, 2007 between Susan Peterson and MB Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   MB FINANCIAL, INC.

Date: December 14, 2007	By:	/s/ Jill E. York Jill E. York
           Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Employment Agreement, dated December 14, 2007, between Mitchell Feiger and MB Financial, Inc.

10.2	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated February 19, 2002 between Jill E. York and MB Financial Bank, N.A.

10.3	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated February 19, 2002 between Thomas D. Panos and MB Financial Bank, N.A.

10.4	Amendment, dated December 14, 2007, to Change in Control Severance Agreement dated January 4, 2002 between Thomas P. FitzGibbon, Jr. and MB Financial Bank, N.A.

10.5	Change in Control Severance Agreement dated December 14, 2007 between Larry J. Kallembach and MB Financial Bank, N.A.

10.6	Change in Control Severance Agreement dated December 14, 2007 between Brian Wildman and MB Financial Bank, N.A.

10.7	Change in Control Severance Agreement dated December 14, 2007 between Rosemarie Bouman and MB Financial Bank, N.A.

10.8	Change in Control Severance Agreement dated December 14, 2007 between Susan Peterson and MB Financial Bank, N.A.

10.9	Tax Gross Up Agreement dated December 14, 2007 between Larry J. Kallembach and MB Financial, Inc.

10.10	Tax Gross Up Agreement dated December 14, 2007 between Brian Wildman and MB Financial, Inc.

10.11	Tax Gross Up Agreement dated December 14, 2007 between Rosemarie Bouman and MB Financial, Inc.

10.12	Tax Gross Up Agreement dated December 14, 2007 between Susan Peterson and MB Financial, Inc.